UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2004

WMS INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois	60085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 785-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On November 19, 2004 WMS Industries Inc. and Midway Games Inc. terminated the following agreements between them: (i) the Tax Sharing Agreement dated July 1, 1996; (ii) the Tax Separation Agreement dated April 6, 1998; (iii) the Letter Agreement dated September 24, 2001; and (iv) the Settlement Agreement dated August 11, 2003. The agreements addressed the allocation of tax liabilities between WMS and its former subsidiary, Midway. The Tax Sharing Agreement and the Tax Separation Agreement were entered into in connection with Midway’s 1996 initial public offering and the 1998 distribution by WMS to its stockholders of its remaining Midway shares. The other two agreements were entered into subsequently concerning payments by WMS to Midway regarding the tax benefits of net operating losses and stock option deductions of the parties.

The parties terminated the agreements in settlement of a disagreement between them concerning the interpretation of the “change of control” provisions in the agreements. Under the termination agreement attached as an exhibit to this report, which was finalized on November 19, 2004, Midway agreed to pay to WMS the amount of $1,500,000. Three of the directors of WMS are also directors of Midway.

Item 9.01. Financial Statements and Exhibits.

(c)       Exhibits

Exhibit No.       Description

99.1	Letter Agreement, signed November 19, 2004, between Midway Games Inc. and WMS Industries Inc. terminating tax agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMS INDUSTRIES INC.
Date: November 22, 2004
/s/ Kathleen J. McJohn
Kathleen J. McJohn
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Letter Agreement, signed November 19, 2004, between Midway Games Inc. and WMS Industries Inc. terminating tax agreements.